SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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       Rule 14a-6(e)(2))

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[ ]    Soliciting Material Pursuant to (ss.)240.14a-11(c) or (ss.)240.14a-12

                         The Infinity Mutual Funds, Inc.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                                    November 17, 1999

                           CORRESPONDENT CASH RESERVES
                             MONEY MARKET PORTFOLIO

             THE SPECIAL MEETING OF SHAREHOLDERS HAS BEEN ADJOURNED
                           TO FRIDAY, DECEMBER 3, 1999

Dear Shareholder,

We are writing to inform you that the Special Meeting of Shareholders for the Correspondent Cash Reserves Money Market Portfolio scheduled for Friday, November 12, 1999, has been adjourned to Friday, December 3, 1999. The Adjourned Meeting will be held at 1285 Avenue of the Americas, 14th floor, New York, NY 10019. The Fund's records indicate that you were a holder as of August 17, 1999 of this particular Fund and still have not issued a vote for the proposal put forth. If you do not recognize this investment, please contact your investment representative.

The Fund is asking shareholders to consider a proposal to approve an Agreement and Plan of Conversion and Termination providing for the conversion of this Fund to LIR Premier Money Market Fund, a new series of Mitchell Hutchins LIR Money Series. Mitchell Hutchins, the current investment advisor, will continue to provide advisory services to LIR Premier Money Market Fund.

Please note that we have set up three convenient methods by which to execute your vote for the Meeting. Please utilize one of the following options to vote your shares. Please see the proxy statement previously mailed to you for further information. If you would like another copy of the proxy statement, please call 1-800-603-1741.

Proxy solicitation can be very expensive. In order to avoid the additional expense of further solicitation, we ask your cooperation in voting your shares as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE PROPOSAL SET FORTH IN THE PROXY STATEMENT.


     1.   BY PHONE: Please call 1-800-603-1741. Representatives are
                    available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. (eastern time).

     2.   BY FAX:   Please fax your executed ballot to 1-800-733-1885.

     3.   BY MAIL:  Complete the enclosed proxy card and return it in the enclosed postage-paid envelope. Considering the above-average volume in mail this time of year; please utilize this option only if either of the above methods is unavailable since there is no guarantee that we will receive your vote in time for the Meeting.

                    PLEASE TAKE A FEW MOMENTS AND VOTE TODAY!

Thank you for your time and understanding.